WAYNE BANK
                          SALARY CONTINUATION AGREEMENT

         THIS AGREEMENT is made effective this First day of October 1999, by and between WAYNE BANK, a state bank located in Honesdale, Pennsylvania (the "Company") and Joseph A. Kneller (the "Executive").

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

       The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

              1.1.1 "Change of Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Company's or the Corporation's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company's or the Corporation's directors, (iii) the acquisition of a controlling influence over the management or policies of the Company or the Corporation by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years,

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

          individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Corporation (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Company by the Corporation itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

               1.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

               1.1.3 "Corporation" means Norwood Financial Corp.

               1.1.4 "Disability" means the Executive shall be deemed totally and permanently disabled if he becomes unable to perform a substantial portion of his duties under this agreement and a physician selected by Bank determines such inability will continue for a period of six (6) months or more and is likely to be permanent and the Executive qualifies to receive total disability benefits under Bank's disability insurance plan.

               1.1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

               1.1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

               1.1.7  "Normal   Retirement  Age"  means  the  Executive's   62nd
          birthday.

               1.1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

               1.1.9 "Plan Year" means each twelve-month period commencing with the effective date of this Agreement.

               1.1.10 "Termination for Cause" See Section 5.2.

               1.1.11 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.


                                    Article 2
                                Lifetime Benefits

       2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

               2.1.1 Amount of Benefit. The annual Normal Retirement Benefit under this Section 2.1 is $14,000 (fourteen thousand dollars). The Company may increase the annual benefit under this Section 2.1 at the sole and absolute discretion of the Company's Board of Directors. Any increase in the annual benefit shall require the recalculation of all the amounts on Schedule A attached hereto. The annual benefit amounts on Schedule A are calculated by amortizing the annual normal retirement benefit using the interest method of accounting, a 7.50% discount rate, monthly compounding and monthly payments.

               2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 179 additional months.

               2.1.3 Benefit  Increases.  Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

         2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

               2.2.1 Amount of Benefit.  The annual  benefit  under this Section
          2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date.

               2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age and continuing for 179 additional months.

               2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

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

         2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

               2.3.1 Amount of Benefit.  The annual  benefit  under this Section
          2.3 is the Disability Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs.

               2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing within 90 days after the date of the Executive's Termination of Employment and continuing for 179 additional months.

               2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.4 Change of Control Benefit. If the Executive is in the active service of the Company at the time of a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

               2.4.1 Amount of Benefit.  The annual  benefit  under this Section
          2.4 is the Normal Retirement Benefit described in Section 2.1.1.

               2.4.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age and continuing for 179 additional months.

               2.4.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3

               2.4.4 Rabbi Trust. Within 10 days of a Change of Control, a rabbi trust shall be established and shall at all times be funded with assets at least equal to the present value of the unpaid balance of the Normal Retirement Benefit. A discount rate no greater then the ten year Treasury note shall be used in calculating present value.

               2.4.5 Excise tax Reimbursement. The Company shall indemnify and hold the Executive harmless from any and all loss, expense or liability that he may ever incur under Code ss. 4999, or a successor, as the result of benefits he collects pursuant to this Agreement.

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

                                    Article 3
                                 Death Benefits

         3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

              3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Normal Retirement Benefit described in Section 2.1.1.

              3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death and continuing for 179 additional months.

         3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 Death Following Termination of Employment But Before Benefits Commence. If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Company shall pay to the Executive's beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence upon the Executive's death.


                                    Article 4
                                  Beneficiaries

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of

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

the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

         5.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be a prohibited golden parachute payment pursuant to 12 C.F.R.ss.357.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R.ss.359.4.

         5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement, if the Company terminates the Executives employment for:

               5.2.1 Gross negligence or gross neglect of duties;

               5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

               5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

               5.2.4 Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this
          Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

         5.3 Competition After Termination of Employment. No benefits shall be payable if the Executive, without the prior written consent of the Company, violates the following described restrictive covenants.

               5.3.1 Non-compete Provision. The Executive shall not, for the term of this Agreement and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

                    (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or

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

                         other similar financial institution if the Executive's responsibilities will include providing banking or other financial services; or

                    (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Corporation or any of its subsidiaries during the three
                         (3) year period immediately prior to the termination of the Executive's employment; or

                    (iii) assist,   advise,    or   serve   in   any   capacity,
                         representative or otherwise, any third party in any action against the Corporation or any of its subsidiaries or transaction involving the Corporation or any of its subsidiaries; or

                    (iv) sell, offer to sell, provide banking or other financial
                         services,   assist  any  other  person  in  selling  or
                         providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Corporation or any of its subsidiaries (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Corporation or any of its subsidiaries provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive's employment; or

                    (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Corporation or any of its subsidiaries, including, but not limited to, the names and addresses of customers of the Corporation or any of its subsidiaries, as they may have existed from time to time or of any of the Corporation's or any of its subsidiaries prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Corporation or any of its subsidiaries, earnings or other information concerning the Corporation or any of its subsidiaries. The restrictions contained in this subparagraph (v) apply to all information regarding the Corporation or any of its subsidiaries, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

               5.3.2 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Corporation or any of its subsidiaries, and further recognizes that in such event monetary damages may be inadequate to fully protect the Corporation or any of its subsidiaries. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the Corporation's or any of its subsidiaries entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Corporation' or any of its subsidiaries rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Corporation or any of its subsidiaries post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Corporation or any of its subsidiaries from pursuing any other remedies available to the Corporation or any of its subsidiaries at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that:
          (i) the restrictions set forth in Section 5.3.1 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Corporation or any of its subsidiaries in
          Section 5.3.1 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.3.1 will not be materially adverse to the Executive's employment with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

               5.3.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

               5.3.4 The non-compete provision detailed in Section 5.3.1 shall not be enforceable following a Change of Control.

         5.4 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Executive on any application for life insurance purchased by the Company, or any other reason; provided, however that the Company shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

                                    Article 6
                          Claims and Review Procedures

         6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference

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

to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.


                                    Article 7
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.


                                    Article 8
                                  Miscellaneous

         8.1 Binding  Effect.  This  Agreement  shall bind the Executive and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

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

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

         8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         8.7 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

               8.9.1 Interpreting the provisions of the Agreement;

               8.9.2 Establishing and revising the method of accounting for the Agreement;

               8.9.3  Maintaining  a  record  of  benefit  payments;  and

               8.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

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

       IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                      COMPANY:
                                                WAYNE BANK

/s/Joseph A. Kneller                            By      /s/William W. Davis, Jr.
------------------------------                          ------------------------
Joseph A. Kneller                               Title   President & CEO



         By execution hereof, Norwood Financial consents to and agrees to be bound by the terms and condition of this Agreement and to guarantee said terms.



ATTEST:                                         CORPORATION:
                                                NORWOOD FINANCIAL

/s/Nancy A. Hart                                By      /s/William W. Davis, Jr.
------------------------------                          ------------------------
Assistant Secretary                             Title   President & CEO

                                   SCHEDULE A
                                   WAYNE BANK
                          SALARY CONTINUATION AGREEMENT

                                LIFETIME BENEFITS

                                Joseph A. Kneller


                                     Early                        Change of
                                  Termination     Disability       Control
Plan   Vesting        Accrued    Annual Benefit  Annual Benefit Annual Benefit
Year   Schedule       Benefit         (1)             (2)            (1)


  1     100.00%       $10,178         $2,059         $1,132        $14,000
  2     100.00%       $21,147         $3,970         $2,352        $14,000
  3     100.00%       $32,967         $5,743         $3,667        $14,000
  4     100.00%       $45,704         $7,389         $5,084        $14,000
  5     100.00%       $59,431         $8,916         $6,611        $14,000
  6     100.00%       $74,223        $10,333         $8,257        $14,000
  7     100.00%       $90,163        $11,648        $10,030        $14,000
  8     100.00%      $107,341        $12,868        $11,941        $14,000
  9     100.00%      $125,852        $14,000        $14,000        $14,000


(5)      Payments commence at Normal Retirement Age

(6)      Payments commence at Termination of Employment

                             BENEFICIARY DESIGNATION
                                   WAYNE BANK
                          SALARY CONTINUATION AGREEMENT

                                Joseph A. Kneller

I designate the following as beneficiary of any death benefits under the Salary Continuation Agreement:

Primary:      Carol A. Kneller
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:  Amy C. Kneller and Matthew J. Kneller
          ----------------------------------------------------------------------
             each to receive 50% of the benefits
--------------------------------------------------------------------------------

Note: To name a trust as beneficiary,  please provide the name of the trustee(s)
      and the exact name and date of the trust agreement.
              -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature   /s/Joseph A. Kneller
            -----------------------------

Date        October 1, 1999
            -----------------------------


Accepted by the Company this 1st day of October, 1999.
                             ---        -------------

By          /s/William W. Davis, Jr.
            -----------------------------

Title       President & CEO
            -----------------------------


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